Exhibit 99.1

Wayfair Announces Third Quarter 2022 Results
Q3 Net Revenue of $2.8 billion
22.6 million Active Customers

BOSTON, MA — November 3, 2022 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its third quarter ended September 30, 2022.
Third Quarter 2022 Financial Highlights
•Total net revenue of $2.8 billion decreased $281 million, down 9.0% year over year
•U.S. net revenue of $2.4 billion decreased $155 million, down 6.0% year over year
•International net revenue of $0.4 billion decreased $126 million, down 24.0% year over year. International Net Revenue Constant Currency Growth was (22.6)%
•Gross profit was $824 million or 29.0% of total net revenue
•Net loss was $283 million and Non-GAAP Adjusted EBITDA was $(124) million
•Diluted loss per share was $2.66
•Non-GAAP Adjusted Diluted Loss per Share was $2.11
•Net cash flows used in operating activities was $431 million and Non-GAAP Free Cash Flow was $(538) million
•Cash, cash equivalents and short-term investments totaled $1.3 billion

“We’re continuing the work we set out last quarter to control the controllables and orienting Wayfair in this environment around three key principles: driving cost efficiency, nailing the basics, and earning customer and supplier loyalty every day. We are all focused on taking the steps needed to reach adjusted EBITDA profitability and cash flow neutrality in short order,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair.

“We have direct visibility to over half a billion dollars of savings, with work well underway to deliver this target in 2023. However, we are not stopping there and have identified meaningful incremental efficiency opportunities, which we are also actioning as we speak. Our execution against these initiatives is thoughtful and deliberate to ensure that we make progress toward our profitability targets without compromising the long-term growth potential in front of us.”

Other Third Quarter Highlights
•Active customers totaled 22.6 million as of September 30, 2022, a decrease of 22.6% year over year
•LTM net revenue per active customer was $547 as of September 30, 2022, an increase of 13.0% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.82 for the third quarter of 2022, compared to 1.92 for the third quarter of 2021
•Orders delivered in the third quarter of 2022 were 8.7 million, a decrease of 20.9% year over year
•Repeat customers placed 77.8% of total orders in the third quarter of 2022, compared to 76.3% in the third quarter of 2021
•Repeat customers placed 6.8 million orders in the third quarter of 2022, a decrease of 19.0% year over year
•Average order value was $325 for the third quarter of 2022, compared to $283 for the third quarter of 2021
•In the third quarter of 2022, 58.6% of total orders delivered were placed via a mobile device, compared to 57.7% in the third quarter of 2021
Key Financial and Operating Metrics

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in millions, except LTM Net Revenue per Active Customer, Average Order Value and per share data)
Key Financial Statement Metrics:
Net revenue	$2,840	$3,121	$9,117	$10,456
Gross profit	$824	$883	$2,523	$3,014
(Loss) income from operations	$(372)	$(70)	$(1,054)	$102
Net (loss) income	$(283)	$(78)	$(980)	$71
(Loss) earnings per share:
Basic	$(2.66)	$(0.75)	$(9.28)	$0.68
Diluted	$(2.66)	$(0.75)	$(9.28)	$0.65
Net cash (used in) provided by operating activities	$(431)	$(131)	$(772)	$321
Key Operating Metrics:
Active customers (1)	23	29	23	29
LTM net revenue per active customer (2)	$547	$484	$547	$484
Orders delivered (3)	9	11	29	40
Average order value (4)	$325	$283	$313	$264
Non-GAAP Financial Measures:
Adjusted EBITDA	$(124)	$101	$(345)	$618
Free Cash Flow	$(538)	$(205)	$(1,113)	$114
Adjusted Diluted (Loss) Earnings per Share	$(2.11)	$0.14	$(5.99)	$3.08
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers' purchasing patterns, including their initial and repeat purchase behavior.
(3) Orders delivered represents the total orders delivered in that period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and as such we estimate delivery dates based on historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period. We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its third quarter 2022 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/3C1I0xq. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/3e4MtY7 and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at http://investor.wayfair.com.
About Wayfair
Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.
The Wayfair family of brands includes:
•Wayfair - Everything home — for a space that's all you.
•Joss & Main - The ultimate style edit for home.
•AllModern - All of modern, made simple.
•Birch Lane - A fresh take on the classics.
•Perigold - An undiscovered world of luxury design.
•Wayfair Professional - Just right for Pros.
Wayfair generated $12.4 billion in net revenue for the twelve months ended September 30, 2022. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 17,000 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
James Lamb
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, including our financial outlook, profitability goals and the financial impact and expected savings of our recent reduction in force, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, including our growth and expansion and optimization initiatives, consumer activity and behaviors, including seasonal trends, e-commerce adoption trends, developments in our technology and systems and anticipated results of those developments, the impact of macroeconomic factors, including the novel coronavirus (COVID-19) pandemic and the rise in inflation and interest rates, and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2022	December 31, 2021
	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$731	$1,706
Short-term investments	557	693
Accounts receivable, net	332	226
Inventories	103	69
Prepaid expenses and other current assets	281	318
Total current assets	2,004	3,012
Operating lease right-of-use assets	852	849
Property and equipment, net	763	674
Other non-current assets	34	35
Total assets	$3,653	$4,570
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,056	$1,166
Other current liabilities	905	1,051
Total current liabilities	1,961	2,217
Long-term debt	3,134	3,052
Operating lease liabilities, net of current	909	892
Other non-current liabilities	27	28
Total liabilities	6,031	6,189
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2022 and December 31, 2021	—	—
Class A common stock, par value $0.001 per share: 500,000,000 shares authorized, 80,772,544 and 79,150,937 shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Class B common stock, par value $0.001 per share: 164,000,000 shares authorized, 25,691,397 and 25,691,761 shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	565	337
Accumulated deficit	(2,929)	(1,949)
Accumulated other comprehensive loss	(14)	(7)
Total stockholders’ deficit	(2,378)	(1,619)
Total liabilities and stockholders’ deficit	$3,653	$4,570

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Net revenue (1)	$2,840	$3,121	$9,117	$10,456
Cost of goods sold (2)	2,016	2,238	6,594	7,442
Gross profit	824	883	2,523	3,014
Operating expenses:
Customer service and merchant fees (2)	156	140	469	432
Advertising	353	315	1,067	1,033
Selling, operations, technology, general and administrative (2)	656	498	1,970	1,435
Impairment and other related charges	—	—	40	12
Restructuring charges	31	—	31	—
Total operating expenses	1,196	953	3,577	2,912
(Loss) income from operations	(372)	(70)	(1,054)	102
Interest expense, net	(5)	(8)	(19)	(24)
Other (expense) income, net	(1)	4	—	(1)
Gain on debt extinguishment	96	—	96	—
(Loss) income before income taxes	(282)	(74)	(977)	77
Provision for income taxes, net	1	4	3	6
Net (loss) income	$(283)	$(78)	$(980)	$71
(Loss) earnings per share:
Basic	$(2.66)	$(0.75)	$(9.28)	$0.68
Diluted	$(2.66)	$(0.75)	$(9.28)	$0.65
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	106	104	106	104
Diluted	106	104	106	107

(1) The following tables present net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions)
U.S. net revenue	$2,440	$2,595	$7,778	$8,514
International net revenue	400	526	1,339	1,942
Total net revenue	$2,840	$3,121	$9,117	$10,456

(2) Includes equity-based compensation and related taxes as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions)
Cost of goods sold	$2	$3	$8	$9
Customer service and merchant fees	8	7	25	19
Selling, operations, technology, general and administrative	113	79	335	236
	$123	$89	$368	$264

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2022	2021
	(in millions)
Cash flows from operating activities:
Net (loss) income	$(980)	$71
Adjustments used to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	270	240
Equity-based compensation	355	237
Amortization of discount and issuance costs on convertible notes	7	6
Impairment and other related charges	40	12
Gain on debt extinguishment	(96)	—
Other non-cash adjustments	20	2
Changes in operating assets and liabilities:
Accounts receivable, net	(113)	(58)
Inventories	(35)	(15)
Prepaid expenses and other current assets	39	(38)
Other assets	—	1
Accounts payable and other current liabilities	(294)	(133)
Other liabilities	15	(4)
Net cash (used in) provided by operating activities	(772)	321

Cash flows from investing activities:
Purchase of short- and long-term investments	(420)	(775)
Sale and maturities of short- and long-term investments	550	701
Purchase of property and equipment	(136)	(78)
Site and software development costs	(205)	(129)
Other investing activities, net	—	5
Net cash used in investing activities	(211)	(276)

Cash flows from financing activities:
Repurchase of common stock	(75)	(300)
Proceeds from issuance of convertible notes, net of issuance costs	678	—
Premiums paid for capped calls	(80)	—
Payment of principal upon maturity of convertible debt	(3)	—
Payments to extinguish convertible debt	(504)	—
Other financing activities, net	—	(2)
Net cash flows provided by (used in) financing activities	16	(302)
Effect of exchange rate changes on cash and cash equivalents	(8)	(7)
Net decrease in cash and cash equivalents	(975)	(264)

Cash and cash equivalents:
Beginning of period	1,706	2,129
End of period	$731	$1,865

Non-GAAP Financial Measures
To supplement our unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, Adjusted Diluted (Loss) Earnings per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
Adjusted EBITDA is a non-GAAP financial measure that is calculated as net (loss) income before depreciation and amortization, equity-based compensation and related taxes, interest expense, net, other income (expense), net, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA in this earnings release because it is a key measure used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Adjusted Diluted (Loss) Earnings per Share is a non-GAAP financial measure that is calculated as net (loss) income plus equity-based compensation and related taxes, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted (loss) earnings per share. We believe that these adjustments to our adjusted diluted net income before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash flows from or for operating activities less net cash flows used to purchase property and equipment and site and software development costs (collectively, "Capital Expenditures"). We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net (loss) income. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net (loss) income because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net (loss) income to Adjusted EBITDA for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in millions)
Reconciliation of Adjusted EBITDA
Net (loss) income	$(283)	$(78)	$(980)	$71
Depreciation and amortization	94	82	270	240
Equity-based compensation and related taxes	123	89	368	264
Interest expense, net	5	8	19	24
Other (income) expense, net	1	(4)	—	1
Provision for income taxes, net	1	4	3	6
Other:				—
Impairment and other related charges (1)	$—	$—	$40	$12
Restructuring charges (2)	$31	$—	$31	$—
Gain on debt extinguishment (3)	$(96)	$—	$(96)	$—
Adjusted EBITDA	$(124)	$101	$(345)	$618
(1) In the nine months ended September 30, 2022, we recorded $40 million of lease impairment and other related charges related to changes in market conditions around future sublease income for one of our office locations in the U.S. In the nine months ended September 30, 2021, we recorded $12 million of customer service center impairment and other related charges related to our plan to consolidate customer service centers in identified U.S. locations.
(2) In the three and nine months ended September 30, 2022, we recorded a $31 million charge to restructuring charges for severance costs associated with the August 2022 workforce reductions. There were no similar charges in the prior period ended September 30, 2021.
(3) In the three and nine months ended September 30, 2022, we recorded a $96 million gain on debt extinguishment upon repurchase of $375 million in aggregate principal amount of our 2024 Notes and $229 million in aggregate principal amount of our 2025 Notes in September 2022. There were no similar charges in the prior period ended September 30, 2021.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net (loss) income to Adjusted EBITDA is presented in the preceding table:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in millions)
Segment Adjusted EBITDA:
U.S.	$(51)	$167	$(109)	$717
International	(73)	(66)	(236)	(99)
Adjusted EBITDA	$(124)	$101	$(345)	$618

A reconciliation of the numerator and denominator for diluted (loss) earnings per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted (Loss) Earnings per Share, in order to calculate Adjusted Diluted (Loss) Earnings per Share is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Numerator:
Net (loss) income	$(283)	$(78)	$(980)	$71
Effect of dilutive securities:
Interest expense associated with convertible debt instruments	—	—	—	(2)
Numerator for diluted EPS - net (loss) income available to common stockholders after the effect of dilutive securities	(283)	(78)	(980)	69
Adjustments to net (loss) income:
Interest expense associated with convertible debt instruments	—	—	—	25
Equity-based compensation and related taxes	123	89	368	264
Provision for income taxes, net	1	4	3	6
Other:				—
Impairment and other related charges	—	—	40	12
Restructuring charges	31	—	31	—
Gain on debt extinguishment	(96)	—	(96)	—
Numerator for Adjusted Diluted EPS - Adjusted net income	$(224)	$15	$(634)	$376
Denominator:
Denominator for basic EPS - weighted-average number of shares of common stock outstanding	106	104	106	104
Effect of dilutive securities:
Restricted stock units	—	—	—	3
Convertible debt instruments	—	—	—	—
Dilutive potential common shares	—	—	—	3
Denominator for diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	106	104	106	107
Adjustments to effect of dilutive securities:
Restricted stock units	—	2	—	—
Convertible debt instruments	—	—	—	15
Denominator for Adjusted Diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	106	106	106	122
Diluted (Loss) Earnings per Share	$(2.66)	$(0.75)	$(9.28)	$0.65
Adjusted Diluted (Loss) Earnings per Share	$(2.11)	$0.14	$(5.99)	$3.08

The following table presents a reconciliation of net cash (used in) provided by operating activities to Free Cash Flow for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in millions)
Net cash (used in) provided by operating activities	$(431)	$(131)	$(772)	$321
Purchase of property and equipment	(43)	(29)	(136)	(78)
Site and software development costs	(64)	(45)	(205)	(129)
Free Cash Flow	$(538)	$(205)	$(1,113)	$114